EXHIBIT 99.1

GreenMan Technologies Appoints New Board Member

CARLISLE, IA – (Marketwire - 09/07/10) – GreenMan Technologies, Inc. (OTC.BB:GMTI), announced that Thomas Galvin has joined the Company’s Board of Directors, effective September 2, 2010. Mr. Galvin was the Co-Founder and Executive Vice President of SourceOne, a Boston-based provider of energy outsourcing solutions for mission critical facilities, established in 1999. SourceOne was sold to Veolia Energy North America in 2007. Prior to founding SourceOne, Mr. Galvin was the Director of Retail Service, Eastern United States for Pacificorp, an investor-owned utility and provider of wholesale and retail renewable energy products. Before that, he founded two environmental services consulting firms, Adams Environmental Management, Inc., which concentrated on tactical and technical environmental services and Hygienetics, Inc., an international environmental consulting firm. Earlier in his career, Mr. Galvin served as Director of Environmental Management and Energy Planning for the Massachusetts Port Authority. He holds a BA degree in Biology from St. Anselm College and an MS degree in Environmental Engineering from the University of Massachusetts.

Maury Needham, GreenMan's Chairman of the Board of Directors, stated, "We are very pleased that Tom has agreed to join our Board. Tom brings a wealth of expertise and experience in areas of developing and managing energy solutions for mission critical facilities, a prime market for our stationary dual fuel technology. In addition, through his leadership roles at large energy providers and previous experience working with governmental environmental regulatory agencies, we believe Tom will provide valuable industry insight as we accelerate our stationary dual fuel initiatives with a strong emphasis on how our dual fuel technology solutions positively impact the critical interface of power reliability/capacity/sustainability."

Tom Galvin commented, "Over the past several weeks, I have visited several major American Power Group retrofit installations at cold storage and hospital facilities. APG's stationary systems operate so efficiently and so cleanly that it will be a pleasure to help take this underutilized technology to the energy mainstream in the United States and beyond."

About GreenMan Technologies

GreenMan Technologies, through its subsidiaries, provides technological processes and unique marketing programs for alternative energy, renewable fuels and innovative recycled products. The Company's alternative energy subsidiary, American Power Group, Inc. (APG) provides a cost-effective patented dual fuel technology for diesel engines. APG's dual fuel alternative energy system is a unique external fuel delivery enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: 1) diesel fuel and compressed natural gas ("CNG"); 2) diesel fuel and bio-methane, or 3) 100% diesel fuel depending on the circumstances. The proprietary technology seamlessly displaces up to 70% of the normal diesel fuel consumption with CNG or bio-methane and the energized fuel balance between the two fuels is maintained with a patented control system ensuring the engines operate to Original Equipment Manufacturers' ("OEM") specified temperatures and pressures with no loss of horsepower. Installation requires no engine modification unlike the more expensive high-pressure alternative fuel systems in the market. Our Green Tech Products, Inc. subsidiary develops and markets branded products and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility including recycled surfacing. See additional information at: www.americanpowergroupinc.com and www.playgroundcompliance.com

"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risks and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the fact that we have sold the tire recycling operations which have historically generated substantially all our revenue and that we will be prohibited from competing in that business on a regional basis until 2013; the risk that we may not be able to increase the revenue or improve the operating results of our Green Tech Products or American Power Group divisions; the risk that we may not be able to return to sustained profitability; the risk that we may not be able to secure additional funding necessary to grow our business, on acceptable terms or at all; the risk that if we have to sell securities in order to obtain financing, the rights of our current stockholders may be adversely affected; the risk that we may not be able to increase the demand for our products and services; the risk that we may not be able to adequately protect our intellectual property; and risks of possible adverse effects of economic, governmental, seasonal and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The Company disclaims any intent or obligation to update these "forward-looking" statements.